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Exhibit 99.1

PRESS RELEASE

Investor Relations Contact:	Media Contact:
Investor Relations	John Sommerfield
Embarcadero Technologies	John.Sommerfield@embarcadero.com
Investor@Embarcadero.com	415/334-9590
415/834-3131 x 282 or x 324

EMBARCADERO TECHNOLOGIES, INC. TO BE ACQUIRED BY THOMA CRESSEY

EQUITY PARTNERS IN A TRANSACTION VALUED AT APPROXIMATELY $234

MILLION

Shareholders to Receive $8.38 per Share in Cash

San Francisco, CA, September 7, 2006 – Embarcadero Technologies, Inc. (NASDAQ:EMBT), a leading provider of strategic data management solutions, and Thoma Cressey Equity Partners, a leading private equity investment firm, today announced that they have entered into a definitive agreement under which Embarcadero will be acquired by an affiliate of Thoma Cressey Equity Partners in a transaction valued at approximately $234 million.

Under the terms of the agreement, Embarcadero Technologies stockholders will receive $8.38 in cash in exchange for each share of stock. This represents a 34% premium to the average closing price over the past thirty trading days and a 29% premium to our closing price yesterday. The board of directors of Embarcadero Technologies has approved the merger agreement and has recommended to Embarcadero Technologies’ stockholders that they vote in favor of the transaction.

Stephen R. Wong, Chairman, President and Chief Executive Officer of Embarcadero Technologies, said, “today’s announcement is a great outcome for Embarcadero and its stockholders. After a review of our strategic alternatives by our board, we concluded that entering into an agreement with Thoma Cressey Equity Partners to take the company private represents the best alternative available to our stockholders at this time.”

“I’m please to also announce that upon close of the transaction, Raj Sabhlok will become CEO of Embarcadero Technologies. As most of you know, Raj and I have worked closely together over the past six years in building the business. Over that time, he has gained a deep understanding of our business and played an instrumental role in making Embarcadero a success. Accordingly, I cannot think of a better qualified individual to succeed me as CEO.” said Mr. Wong.

Orlando Bravo, Managing Partner of Thoma Cressey Equity Partners, said, “Embarcadero Technologies has a tremendous franchise in the data management market with best-in-class technology, a world-class customer base and an experienced management team. We look forward to working with Raj and the rest of the Embarcadero team to enhance and extend their

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successful track record as a leading strategic data management vendor and deliver increased value for their customers.”

The transaction is expected to close by the end of 2006, subject to customary conditions, including regulatory approvals and approval by Embarcadero stockholders. The completion of the transaction is not subject to any financing contingency. Upon closing, Embarcadero Technologies will no longer be publicly traded and the new company will be privately held by an affiliate of Thoma Cressey Equity Partners.

Advisors

Morgan Stanley acted as financial advisor to the board of directors of Embarcadero Technologies and provided a fairness opinion to it in connection with the transaction. Heller Ehrman LLP acted as legal advisor to the board of directors of Embarcadero Technologies in connection with the transaction.

Conference Call Information

Embarcadero will host a conference call and simultaneous Web-cast to discuss this announcement today, September 7, 2006, at 6:00 A.M. Pacific Time. Those interested in participating may call 913-981-5532. The Web-cast of this conference call, which will be available live as well as archived, can be accessed by all interested parties at the Embarcadero Technologies Web site, www.embarcadero.com, in the events calendar under “Investor Relations.”

About Embarcadero Technologies

Embarcadero Technologies, Inc. (Nasdaq: EMBT) is a leading provider of strategic data management solutions that help companies to improve the availability, integrity, accessibility, and security of corporate data. Nearly 12,000 customers, including 97 of the Fortune 100, rely on Embarcadero Technologies solutions to maximize their return on corporate data assets and to meet the challenges of explosive data growth, escalating data security requirements, and complex, multi-platform data environments. Embarcadero Technologies is headquartered in San Francisco, CA. For more information, call 415/834-3131 or visit www.embarcadero.com.

About Thoma Cressey Equity Partners

Thoma Cressey Equity Partners is a leading private equity investment firm that has been providing equity and strategic support to experienced management teams building growing companies for more than 25 years. In the software industry, Thoma Cressey has amassed a portfolio of software earnings in excess of $300 million. Thoma Cressey’s investment focus is on companies in the software, healthcare, business services and consumer products industries. Thoma Cressey currently manages approximately $2 billion of equity capital. For more information on Thoma Cressey Equity Partners, visit www.thomacressey.com.

Additional Information and Where to Find It

In connection with the proposed merger, Embarcadero Technologies will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE STRONGLY ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES

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AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by Embarcadero Technologies at the Securities and Exchange Commission’s website at http://www.sec.gov. The proxy statement and other relevant documents may also be obtained for free from Embarcadero Technologies by directing such request to Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

Embarcadero Technologies and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Information regarding the interests of such directors and executive officers is included in the Embarcadero Technologies Proxy Statement for its 2006 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 26, 2006, and information concerning all of the Embarcadero participants in the solicitation will be included in the proxy statement relating to the proposed merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at http://www.sec.gov and from Embarcadero Investor Relations, 100 California Street, 12th Floor, San Francisco, California 94111, telephone: (415) 834-3131.

Forward- Looking Statements

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties, including risks associated with fluctuations in quarterly results and other risks identified in the Company’s periodic filings with the Securities and Exchange Commission including, but not limited to, those appearing under the caption “Risk Factors” in the Company’s most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. Actual results, events, and performance may differ materially. Readers are cautioned not to place undue relevance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated events.

Embarcadero, the Embarcadero Technologies logos and all other Embarcadero Technologies product or service names are trademarks of Embarcadero Technologies, Inc. All other trademarks are property of their respective owners.